Exhibit 99.1

Codexis Reports Second Quarter 2018 Financial Results

Total revenues increase 31% to $13.5 million driven by higher R&D revenue

Phase 1a clinical trial for CDX-6114 initiated

Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (August 8, 2018) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and six months ended June 30, 2018 and provides a business update.

“I’m proud of our outstanding financial and operating performance featuring year-over-year revenue growth of 31% for the second quarter of 2018 and 51% for the first half of 2018,” said Codexis President and CEO John Nicols. “Growth throughout the year has been driven by higher R&D revenue that includes significant contributions from Tate & Lyle and Nestlé Health Science. By capitalizing on the financial leverage in our business model, we are moving closer toward our goal of profitability.

“I’m pleased to report that Tate & Lyle recently announced the commercialization of our second food ingredient project. For that partnership, Codexis engineered a suite of enzymes that enables Tate & Lyle’s novel bioconversion route for manufacture of their newly launched zero-calorie, ‘TASTEVA® M Stevia Sweetener.’ We earned R&D milestone payments during the second quarter, and in July, our enzymes received expert panel approval for Codexis to self-affirm the enzymes as GRAS (generally recognized as safe). This is exciting progress for one of the largest product opportunities in our Performance Enzymes pipeline,” he added.

“In addition, we have completed dosing three of the four cohorts in our first-in-human, dose-escalation Phase 1a clinical trial in healthy volunteers with our oral enzyme therapeutic candidate CDX-6114 for the treatment of phenylketonuria, or PKU, ” said Nicols. “Our progress puts us on track to report top-line results in the fourth quarter of this year.

Second Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

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Total revenues for the second quarter of 2018 were $13.5 million, up 31% from $10.3 million for the second quarter of 2017. Product revenue for the second quarter of 2018 was $3.7 million, compared with $6.6 million for the prior-year period, with the decline primarily due to the timing of customer demand for enzymes. Research and development (R&D) revenue for the second quarter of 2018 was $9.8 million, up 162% from $3.7 million for the second quarter of 2017, with the increase mainly attributable to collaborations with Tate & Lyle and Nestlé Health Science. R&D revenue for the second quarter of 2018 included $7.4 million from the Performance Enzymes segment and $2.4 million from the Novel Biotherapeutics segment. The company did not record R&D revenue from the Novel Biotherapeutics segment in the second quarter of 2017.

Gross margin on product revenue for the second quarter of 2018 was 30%, compared with 43% for the second quarter of 2017, with the decrease due to product mix.

R&D expenses were $7.4 million for the second quarter of 2018, compared with $6.3 million for the second quarter of 2017, with the increase primarily due to costs associated with higher headcount. R&D expenses for the second quarter of 2018 included $4.7 million from the Performance Enzymes segment and $2.4 million from the Novel Biotherapeutics segment. R&D expenses for the second quarter of 2017 included $4.0 million from the Performance Enzymes segment and $2.1 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the second quarter of 2018 were $7.4 million, compared with $6.5 million for the second quarter of 2017, with the increase due primarily to higher recruiting costs and stock-based compensation expenses. SG&A expenses for the second quarter of 2018 included $1.7 million from the Performance Enzymes segment, $0.3 million from the Novel Biotherapeutics segment and $5.4 million in corporate overhead. The company did not record SG&A expenses from the Novel Biotherapeutics segment in the second quarter of 2017.

The net loss for the second quarter of 2018 was $3.7 million, or $0.07 per share, compared with a net loss for the second quarter of 2017 of $6.3 million, or $0.13 per share. Non-GAAP net loss for the second quarter of 2018 was $1.0 million, or $0.02 per share, compared with a non-GAAP net loss for the second quarter of 2017 of $4.3 million, or $0.09 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the six months ended June 30, 2018 were $27.6 million, up 51% from $18.3 million for the first six months of 2017, and included $9.9 million in product sales and $17.7 million in R&D revenue. R&D revenue for the first six months of 2018 included $12.0 million from the Performance Enzymes segment and $5.7 million from the Novel Biotherapeutics segment. The company did not record R&D revenue from the Novel Biotherapeutics segment for the first six months of 2017.

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Gross margin on product sales for the first six months of 2018 was 35%, compared with 44% for the first six months of 2017, with the decrease due to product mix.

R&D expenses for the first six months of 2018 were $14.5 million, compared with $12.2 million for the first six months of 2017, with the increase primarily due to higher headcount, partially offset by a decrease in outside services. R&D expenses for the first half of 2018 included $9.8 million from the Performance Enzymes segment and $4.4 million from the Novel Biotherapeutics segment. R&D expenses for the first half of 2017 included $8.2 million from the Performance Enzymes segment and $3.7 million from the Novel Biotherapeutics segment.

SG&A expenses for the first six months of 2018 were $15.1 million, compared with $13.2 million for the first six months of 2017, with the increase due to higher headcount, recruiting costs and stock-compensation expenses. SG&A expenses for the first half of 2018 included $3.8 million from the Performance Enzymes segment, $0.5 million from the Novel Biotherapeutics segment and $10.8 million in corporate overhead. The company did not record SG&A expenses from the Novel Biotherapeutics segment in the first half of 2017.

The net loss for the first six months of 2018 was $8.4 million, or $0.17 per share, compared with a net loss for the first six months of 2017 of $13.7 million, or $0.31 per share. Non-GAAP net loss for the first six months of 2018 was $3.5 million, or $0.07 per share, compared with non-GAAP net loss for the first six months of 2017 of $9.8 million, or $0.22 per share.

Cash and cash equivalents as of June 30, 2018 were $53.6 million, compared with $31.2 million as of December 31, 2017. In April 2018, Codexis completed a public offering for net proceeds of $37.3 million.

2018 Financial Outlook
Codexis is affirming financial guidance for 2018, as follows:

•	Total revenues are expected to be $60 million to $63 million, representing an increase of 20% to 26% over 2017;

•	Product revenue is expected to be $25 million to $28 million; and

•	Gross margin on product revenue is expected to be 45% to 48%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net loss, non-GAAP net loss per share (basic and diluted) and non-GAAP operating expenses, including non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

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Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation featuring an updated product pipeline to accompany the conference call commentary is available on the Investors section of the company’s website at www.codexis.com. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 4496749. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 4496749 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’

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expectations regarding 2018 total revenues, product revenue and gross margin on product revenue, its expectations towards reaching a goal of profitability, its expectation of reporting top-line results of its Phase 1a study for CDX-1114 in fourth quarter 2018, and its expectations regarding the opportunities for its second food ingredient project with Tate & Lyle. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2018 and Form 10-Q filed with the SEC on May 10, 2018, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

LHA Investor Relations
Jody Cain, 310-691-7100 jcain@lhai.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Product revenue	$3,723	$6,600	$9,886	$12,186
Research and development revenue	9,815	3,747	17,694	6,131
Total revenues	13,538	10,347	27,580	18,317
Costs and operating expenses:
Cost of product revenue	2,611	3,790	6,436	6,792
Research and development	7,370	6,348	14,548	12,187
Selling, general and administrative	7,395	6,546	15,141	13,152
Total costs and operating expenses	17,376	16,684	36,125	32,131
Loss from operations	(3,838)	(6,337)	(8,545)	(13,814)
Interest income	174	49	245	68
Other expenses, net	(82)	(34)	(142)	(12)
Loss before income taxes	(3,746)	(6,322)	(8,442)	(13,758)
Benefit from income taxes	(11)	(42)	(13)	(18)
Net loss	$(3,735)	$(6,280)	$(8,429)	$(13,740)

Net loss per share, basic and diluted	$(0.07)	$(0.13)	$(0.17)	$(0.31)
Weighted average common stock shares used in computing net loss per share, basic and diluted	52,787	47,232	50,598	44,258

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$53,621	$31,219
Accounts receivable, net	9,910	11,800
Inventories, net	1,036	1,036
Prepaid expenses and other current assets	1,162	984
Contract assets	554	—
Total current assets	66,283	45,039
Restricted cash	1,460	1,557
Marketable securities	676	671
Property and equipment, net	3,883	2,815
Goodwill	3,241	3,241
Other non-current assets	414	302
Total assets	$75,957	$53,625
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,082	$3,545
Accrued compensation	3,817	4,753
Other accrued liabilities	5,051	4,362
Deferred revenue	4,460	12,292
Total current liabilities	16,410	24,952
Deferred revenue, net of current portion	4,994	1,501
Lease incentive obligation, net of current portion	248	460
Financing obligation, net of current portion	183	302
Other long-term liabilities	1,592	1,863
Total liabilities	23,427	29,078

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	380,551	340,079
Accumulated other comprehensive loss	—	(472)
Accumulated deficit	(328,026)	(315,065)
Total stockholders' equity	52,530	24,547
Total liabilities and stockholders' equity	$75,957	$53,625

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended June 30, 2018			Three months ended June 30, 2017
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$3,723	$—	$3,723	$6,600	$—	$6,600
Research and development revenue	7,442	2,373	9,815	3,747	—	3,747
Total revenues	11,165	2,373	13,538	10,347	—	10,347
Costs and operating expenses:
Cost of product revenue	2,611	—	2,611	3,790	—	3,790
Research and development (1)	4,724	2,442	7,166	4,023	2,149	6,172
Selling, general and administrative	1,729	304	2,033	1,777	—	1,777
Total segment costs and operating expenses	9,064	2,746	11,810	9,590	2,149	11,739
Income (Loss) from operations	$2,101	$(373)	$1,728	$757	$(2,149)	$(1,392)
Corporate costs (2)			(5,209)			(4,702)
Depreciation and amortization			(265)			(228)
Loss before income taxes			$(3,746)			$(6,322)

(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

	Six months ended June 30, 2018			Six months ended June 30, 2017
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$9,886	$—	$9,886	$12,186	$—	$12,186
Research and development revenue	12,008	5,686	17,694	6,131	—	6,131
Total revenues	21,894	5,686	27,580	18,317	—	18,317
Costs and operating expenses:
Cost of product revenue	6,436	—	6,436	6,792	—	6,792
Research and development (1)	9,790	4,374	14,164	8,172	3,660	11,832
Selling, general and administrative	3,825	450	4,275	3,589	—	3,589
Total segment costs and operating expenses	20,051	4,824	24,875	18,553	3,660	22,213
Income (Loss) from operations	$1,843	$862	$2,705	$(236)	$(3,660)	$(3,896)
Corporate costs (2)			(10,644)			(9,308)
Depreciation and amortization			(503)			(554)
Loss before income taxes			$(8,442)			$(13,758)

(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

(i) Research and development expenses
Research and development expenses - GAAP	$7,370	$6,348	$14,548	$12,187
Non-GAAP adjustments:
Depreciation expense(a)	(204)	(179)	(384)	(357)
Stock-based compensation(b)	(567)	(342)	(1,003)	(664)
Research and development expenses - Non-GAAP	$6,599	$5,827	$13,161	$11,166

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,395	$6,546	$15,141	$13,152
Non-GAAP adjustments:
Depreciation expense(a)	(61)	(49)	(119)	(197)
Stock-based compensation(b)	(1,890)	(1,369)	(3,434)	(2,715)
Selling, general and administrative expenses - Non-GAAP	$5,444	$5,128	$11,588	$10,240

(iii) Net loss
Net loss - GAAP	$(3,735)	$(6,280)	$(8,429)	$(13,740)
Non-GAAP adjustments:
Depreciation expense(a)	265	228	503	554
Stock-based compensation(b)	2,457	1,711	4,437	3,379
Net loss - Non-GAAP	$(1,013)	$(4,341)	$(3,489)	$(9,807)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.07)	$(0.13)	$(0.17)	$(0.31)
Adjustments to GAAP net loss per share (as detailed above)	0.05	0.04	0.10	0.09
Net loss per share - Non-GAAP, basic and diluted	$(0.02)	$(0.09)	$(0.07)	$(0.22)

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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